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                        SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is made as of the 7th day of March, 1997, by and among IMAGEWARE SOFTWARE, INC., a California corporation (the "Company"), and ATLUS CO., LTD., a Japanese corporation (the "Investor").

RECITALS:

A. Whereas, Atlus is in the business, among other things, of photoimaging, computer games, software and related products and services.

B. Whereas, ISI is in the business, among other things, of imaging, software and related products and services.

C. Whereas, the Investor desires to acquire an equity interest in the Company and to obtain the right to use certain intellectual property rights of the Company.

D. Whereas, the Company desires to sell to the Investor such equity interests on the terms and conditions contained herein.

E. Whereas, the Investor and the Company are concurrently herewith entering into a License Agreement (the "License Agreement") with respect to the "Licensed Patents" and other "Intellectual Property" (as such terms are defined in the License Agreement).

NOW THEREFORE, in consideration of the foregoing premises, and for good and valuable consideration, the parties agree as follows:

AGREEMENT:

          1.  PURCHASE AND SALE OF STOCK.

          Subject to the terms and conditions of this Agreement, the parties agree that:

              1.1 PHASE I SALE OF STOCK. Upon the Effective Date (as defined in Section 8.12 hereof) of this Agreement, the Investor shall purchase, and the Company shall issue and sell to the investor 179,654 shares of the Company's common stock (collectively, with all other stock to be issued and sold hereunder, the "Securities") in consideration for the payment of five hundred thirty eight thousand nine hundred sixty one dollars ($538,961) (the "Phase I Purchase Amount"). The Phase I Purchase Amount shall be paid by the Investor to the Company by wire transfer to the account designated in writing by the Company, upon execution of this Agreement and a stock certificate for such shares shall be delivered by the Company to the Investor simultaneously therewith.

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              1.2  PHASE II SALE OF STOCK.  On or prior to November 3, 1997
(California time), the Company agrees to issue and sell, and the Investor agrees to purchase an additional 833,333 shares of the Company's common stock in consideration for the payment of two million five hundred thousand dollars ($2,500,000) (the "Phase II Purchase Amount"). By mutual agreement, the Company and the Investor may agree to change the Phase II Purchase Amount, in which case such new amount shall be the Phase II Purchase Amount and the number of purchased shares shall proportionately be adjusted. The date of such purchase and sale of Company's common stock (the "Phase II Date") shall be designated by the Investor by giving written notice to the Company at least five (5) business days prior to the Phase II Date designated therein; provided that such Phase II Date shall occur on or prior to November 3, 1997. The Phase II Purchase Amount shall be paid by the Investor to the Company by wire transfer to the account designated in writing by the Company, and a stock certificate for such shares shall be delivered by the Company to the Investor simultaneously therewith. Notwithstanding anything to the contrary contained herein, the Investor shall have the right, but not the obligation to purchase any of the Company's common stock if (i) the Company fails to fully comply with all terms and conditions hereof, (ii) any representation or warranty proves to be inaccurate or misleading in any material respect, (iii) the 1996 financial statements provided pursuant to Section 2.8 fail to receive an unqualified opinion from Coopers & Lybrand, L.L.P. that such financial statements present fairly and accurately, in all material respects, the financial condition and results of operations of the Company, or (iv) the Company fails to achieve the financial results in all material respects to the pro-forma financial projections provided by the Company to the Investor and attached hereto as Schedule III. If the Company meets all conditions above in clauses (i) - (iv) by November 3, 1997 and the Investor fails to purchase the shares of the Company's common stock by such date, then the right of the Investor to purchase such shares of the Company's common stock shall terminate on such date. For purposes of this Section 1.2, the Company shall be deemed to have failed to achieve the financial projections if the results for such period are less than sixty percent (60%) of such projected results, as reasonably determined by the Investor.

              1.3 WARRANTS. Prior to the date the Company effects an underwritten initial public offering of its capital stock, the Company shall offer, on a calendar quarterly basis, to the Investor the right to purchase a certain number of warrants. Such number of warrants shall equal the positive difference, if any, of (x) one-third (1/3) of the then outstanding number of the Company's common stock (rounded to the nearest whole number) LESS (y) the number of shares of the Company's common stock then held by the Investor. Each warrant shall entitle the holder to purchase one share of the Company's common stock at $4.00 per share and shall be exercisable from the date of issuance and expire five (5) years after the issuance thereof. The Investor shall pay to the Company $0.05 for each warrant share. For the avoidance of doubt, the above calculations and offer to sell warrants to the Investor shall occur each quarter (until the Company effects an underwritten initial public offering) and the Investor shall have the right, but not the obligation to purchase such warrants.

              1.4 TERMS. The Securities shall, when issued by the Company and payment made therefor by the Investor, all be fully-paid and non-assessable, and issued in compliance with all applicable laws and regulations.

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          2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  As of the date hereof and as of the Effective Date, the Company hereby represents, and warrants, to the Investor that:

              2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify would have a material adverse effect on its business or properties.

              2.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Securities being sold hereunder have been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

              2.3 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws as amended and in effect on and as of the date of this Agreement or of any material provision of any instrument or contract to which it is a party or by which it is bound or, to is knowledge, of any material provision of any federal or state judgement, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The copies of the Articles of Incorporation and Bylaws and all amendments thereto, if any, of the Company delivered to the Investor are and as of the Phase II Date shall be true and correct and shall not have been amended. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

              2.4 PERMITS AND LEASES. To the best of its knowledge, the Company has all permits and leases it requires to operate its business and all such permits and leases are valid and in full force and effect.

              2.5 USE OF PROCEEDS. The Company shall use substantially all of the proceeds from the sale of the Securities for its general corporate purposes, including without limitation, working capital, research and development, marketing and promotion of its products and services and protection of its property (including intellectual property rights).

              2.6 CAPITAL STOCK. All the authorized capital stock of the Company consists of fifty million (50,000,000) shares of $0.01 par value common stock and four million (4,000,000) shares of $0.01 par value preferred stock. As of the date hereof, three million two hundred fifty seven thousand two hundred eighty eight (3,257,288) shares of common stock of the Company are issued and outstanding, all of which are owned by the shareholders in their respective amounts set forth in Exhibit A attached hereto. Three hundred forty one thousand (341,000) shares of Series B Preferred Stock are issued and outstanding, all of which are owned

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by the shareholders in their respective amounts set forth in Exhibit A.
Except for those options, warrants and convertible debt set forth in Exhibit A attached hereto, there are no subscriptions, options, warrants, calls commitments, pre-emptive rights or other rights of any kind outstanding for the purchase of, or any securities convertible or exchangeable for, any equity interests in the Company. There are no restrictions upon the voting or transfer of any shares of common stock of the Company except as set forth in this Agreement.

              2.7 SUBSIDIARIES. The Company has no controlling interests in any other corporations, partnerships or other entities.

              2.8 FINANCIAL STATEMENTS. The audited financial statements, including cash flow reports for fiscal years 1991 to 1995 provided by the Company to the Investor (and attached hereto as Schedule I) and the unaudited financial statements for calendar year 1996 provided by the Company to the Investor (and attached hereto as Schedule II) were prepared in accordance with generally accepted accounting principles, are true and accurate in all material respects and present fairly the financial condition and results of operations of the Company. There has been no material adverse change in the business, financial condition, earnings or results of operations of the Company since December 31, 1996 and the date of this Agreement.

              2.9 LITIGATION AND PROCEEDINGS. No actions or claims of any kind are pending, or, to the Company's knowledge, threatened against the Company. There are no outstanding orders, writs, injunctions, liens, levies, decrees or judgments against the Company or any of its assets.

              2.10 PROPRIETARY RIGHTS. The Company has sole ownership and/or the unrestricted, royalty-free right to use all trademarks, tradenames, copyrights, patents, trade secrets, ideas, and other intellectual property it uses in its business.

              2.11 TAXES. All tax returns and all taxes required of the Company by any jurisdiction, including, among others, income, sales and payroll withholding taxes, have been timely filed and paid and no audits by any jurisdiction are pending against the Company.

              2.12 INSURANCE. The Company maintains adequate insurance against all normal risks, including, among others, workers' compensation, fire and casualty, theft and general liability.

              2.13 BENEFIT PLANS. Other than the plan described on Schedule IV, attached hereto, the Company has no benefit plans for employees covered under ERISA.

              2.14 ENVIRONMENT. The Company does not and has not ever used, sold, transported or stored any hazardous substances. In this section "hazardous substance" means any substance regulated or prohibited by any law or government agency on the grounds it is hazardous, toxic, radioactive, or otherwise a danger to health or the environment. To the best of its knowledge, the Company has never owned or leased any real property on which hazardous substances were used or stored at any time.

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              2.15 INTELLECTUAL PROPERTY.  The Company represents and
warrants that it has the unrestricted right to use, assign, license or sublicense the Licensed Patents and other Intellectual Property (both such terms as defined in the License Agreement and has the right and ability to enter into the License Agreement and to grant the rights and licenses herein. To the best of its knowledge, there are no legal actions or claims for infringement against or challenging the validity of the Licensed Patents or other Intellectual Property or otherwise challenging ISI's proprietary rights in the Intellectual Property anywhere in the world. Except as otherwise disclosed in the License Agreement, there are no liens, encumbrances, security interests, licenses, assignments, or transfer of any interest in the Licensed Patents or other Intellectual Property and there are no outstanding orders, writs, injunctions, decrees or judgments against the Company or the Intellectual Property.

              2.16 MATERIAL AGREEMENTS. All material agreements of the Company are listed and/or attached to Exhibit B attached hereto and there are no other material agreements to which the Company is a party.

              2.17 INFORMATION PROVIDED. All material information with respect to the Company, its assets or its business operations or prospects has been provided to the Investor, and all such information provided is true and accurate in all material respects without any omissions which would make such information misleading.

          3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

              3.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. It is acquiring the Securities for Investment purposes and not for sale or with a view to distribution of all or any part of the Securities.

              3.2 DISCLOSURE OF INFORMATION. Investor has reviewed the financial materials and other information provided to it by the Company. Investor further represents that it has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement.

              3.3 INVESTMENT RISK. Investor acknowledges that it is able to understand the risk involved in the transaction contemplated by this Agreement, that it has the ability to bear the economic risk of his investment pursuant to this Agreement and that it is an "Accredited Investor" as defined in Regulation D promulgated under the Securities Act of 1933 (the "Act"). Investor has not been organized for the purpose of investing in securities of the Company.

              3.4 RESTRICTED SECURITIES. Investor understands that the Securities it is purchasing are, and will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection,

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Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.5 LEGENDS. It is understood that the Securities may bear one or all of the following legends:

               (a) "The securities represented hereby have not been registered under the Securities Act of 1933, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws unless pursuant to an exemption to the registration requirements of those securities laws."

               (b) Any legend required by the blue sky laws of the jurisdiction of which Investor is a resident or is otherwise subject.

          3.6 NON-U.S. PERSON. Investor represents that it is a Japanese corporation and is not a U.S. Person as defined by Regulation S of the U.S. Securities and Exchange Commission (the "SEC") as:

               (1) Any natural person resident in the United States, its territories or possessions;

               (2) Any partnership or corporation organized or incorporated under the laws of the United States;

               (3) Any estate of which any executor or administrator is a U.S. Person;

               (4)  Any trust of which any trustee is a U.S. Person;

               (5) Any agency or branch of a foreign entity located in the United States;

               (6) Any non-discretionary account or similar account (other than an estate or trust) held for the benefit of a U.S. Person;

               (7) Any fiduciary organized, incorporated or (if an individual) resident in the United States; and

               (8) Any foreign entity organized or incorporated by a U.S. Person principally for the purpose of investing in unregistered securities, unless it is organized or incorporated and owned by "Accredited Investors" (as defined in Regulation D of the SEC) who are not natural persons, estates or trusts.

     4. COVENANTS OF THE COMPANY. For such period as the Securities, in whole or in part, remain outstanding and are held, directly or indirectly, by the Investor, the Company covenants to the Investor as follows:

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          4.1  FINANCIAL STATEMENTS, ETC. The Company, shall provide Investor with audited financial statements prepared in accordance with generally accepted accounting principals within seventy five (75) business days after fiscal year end. The Company shall also provide the Investor with monthly unaudited financial statements within thirty (30) business days after month end. The Investor, or a person or persons selected by Investor, upon three (3) business days' notice to the Company, at any reasonable time during usual business hours, and at the Investor's sole cost and expense, shall have the right to examine and make extracts from the corporate and accounting books and records of the Company.

          4.2 CORPORATE EXISTENCE AND TAXES. The Company shall maintain its corporate existence in good standing, and shall pay all its taxes when due except for taxes which the Company disputes.

          4.3 ACTIONS REQUIRING CONSENT OF THE INVESTOR. Prior to the date the Company effects an underwritten initial public offering of its capital stock, the Company shall not take any of the following actions without prior written consent of the Investor:

               (a) Change the Articles of Incorporation or Bylaws of the Company;

               (b) Obtain a controlling interest in any other entity, except that the Company shall have the right at any time to amend its Articles of Incorporation to add anti-takeover provisions therein;

               (c) Sell any Licensed Patent or other substantial intellectual property right of the Company, except in the ordinary course of business;

               (d)  Change the nature of the Company's business; or

               (e) Encumber any material asset of the Company, except in the ordinary course of business.

     5.   REGISTRATION RIGHTS. The Company covenants and agrees as follows:

          5.1  DEFINITIONS. For the purposes of this Section 5:

               (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (b)  The term "Registrable Securities" means the Securities;

               (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of common stock which constitute "Registrable Securities" and which are issued and outstanding at the time in question; and

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               (d)  The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof.

          5.2 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give the Investor written notice of such registration. Upon the written request of the Investor given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of this Section 5, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          5.3 OBLIGATIONS OF THE COMPANY. Whenever the Company determines to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one (1) year.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Investor such number of copies of prospectuses, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement.

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               (f)  Notify the Investor of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of the Investor when requesting registration of Registrable Securities pursuant to this Section 5, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 5, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Investor when requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Investor when requesting registration of Registrable Securities.

          5.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5 that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

          5.5 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 5.2 for the Investor, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or appropriate thereto, but excluding the fees and disbursements of counsel for the selling Investor, underwriting discounts and commissions relating to Registrable Securities.

          5.6 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

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               (b)  file with the SEC in a timely manner all reports and
          other documents required of the Company under the Act and the Securities Exchange Act of 1934 (the "1934 Act"); and

               (c) furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (1) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          5.7  AMENDMENT OF REGISTRATION RIGHTS. Any provision of this
     Section 5 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future Holder of all such Securities, and the Company.

     6.  RIGHTS TO FUTURE PURCHASES OF SECURITIES.

         6.1 RIGHT OF PARTICIPATION. In the event that the Company, at any time and from time to time after the date of this Agreement and prior to an event described in Section 6.3 below, desires to offer, directly or indirectly, shares of its capital stock or securities exchangeable or convertible into its capital stock ("Stock") to any persons (except Stock offered pursuant to a merger or acquisition transaction in which the Company purchases another entity or the business of substantially all of the assets of another entity or offers of Stock pursuant to options granted or to be granted under the Company's Employee Stock Option Plan or its non-qualified Stock Option Plan, pursuant to which a maximum of 500,000 shares, as adjusted for changes through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate or capital structure, may be approved by the Company's shareholders), then the Company shall send each such time a written notice ("Notice") to the Investor, prior to or contemporaneous with offering Stock to such persons, and in any event no less than thirty (30) business days prior to the proposed closing date of the sale of Stock. The Notice(s) shall describe the number of shares of Stock offered and the purchase price and terms. Upon receipt of any Notice, the Investor shall have the right ("Participation Right") to purchase such number of shares of Stock being sold in the offering that is the subject of the Notice, at the price and on the terms contained in the Notice, as is computed by multiplying the total number of shares of Stock being offered by a fraction, the numerator of which shall be the number of Securities held by the Investor as of the date of the Notice and the denominator of which shall be the number of outstanding shares of Stock as of the date of the Notice.

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          6.2  EXERCISE OF RIGHT. The Investor may exercise the Participation
Right by Notifying the Company in writing, within fifteen (15) business days after the date of the Notice, of the Investor's desire to exercise its Participation Right. The Investor must tender the funds and purchase its proportionate share of the Stock on the date otherwise set for the closing of the purchase, subject only to the closing of the purchase with the other buyers. If the Investor does not exercise its right in the manner described in this Section 6.2, the Participation Right will lapse with respect to that offering.

          6.3 TERM AND EXCEPTIONS TO PARTICIPATION RIGHT. The Participation Right shall commence on the day of this Agreement and shall extend until, and shall not apply to offers of the Company's securities subsequent to the first to occur of the following: (i) a registration statement for an underwritten public offering of the Company's securities being declared effective by the SEC and (ii) the sale of all or substantially all of the assets, or the sale of all of the voting securities of the Company.

     7. RIGHTS OF NOTIFICATION. Company shall use its best efforts to give written notice to the Investor at least fifteen (15) business days in advance of, or at any time Company becomes aware of, any proposed transfer, sale, assignment, disposition or encumbrance by any shareholder owning, directly or indirectly, over five percent (5%) of the outstanding stock equity of the Company.

     8.   MISCELLANEOUS.

          8.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for such period as the Securities, in whole or in part, remain outstanding, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor.

          8.2 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior agreements, written or oral; but does not supersede the License Agreement and the Technical and Marketing Assistance Letter of Understanding between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          8.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California without regard to conflicts of law principles.

          8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          8.6 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three business days after deposit with the United States Post Office by registered or certified mail, return receipt requested, postage prepaid or other internationally reputable overnight air courier service and addressed to the party to be notified at the address indicated for such party indicated below, or at such other address as such party may designated by ten (10) days' advance written notice to the other parties.

If to the Company:                ImageWare Software, Inc.
                                  15373 Innovation Drive, Suite 120
                                  San Diego, CA 92128

With a copy to:                   Nossaman, Guthner, Knox & Elliot, LLP
                                  Attention: William Guthner, Esq.
                                  445 South Figueroa St, 31st Floor
                                  Los Angeles, CA 90071

If to Investor:                   Atlus Co., Ltd.
                                  Attention: Mr. Minegishi
                                  4-8 Kagurazaka, Shinjuku-ku
                                  Tokyo, Japan

With a copy to:                   Latham & Watkins
                                  Attention: Barry A. Sanders, Esq.
                                  633 W. 5th Street
                                  Los Angeles, CA 90071

          8.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each party agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which it or any of its officers, partners, employees, or representatives is responsible.

          8.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by written agreement of the parties.

          8.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be executed from this Agreement to the extent of such unenforceability and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with the remaining terms.

          8.10 ATTORNEY'S FEES. The prevailing party in an action or proceeding between the parties arising out of or related to this Agreement shall be entitled to recover all reasonable expenses, including without limitation attorney's fees and costs, incurred in connection with any such action or proceeding.

          8.11 ARBITRATION. All disputes arising in connection with this Agreement shall be finally settled by arbitration. The arbitration shall be held in California and conducted in accordance with the Rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order or enforcement. Each party shall bear its own expenses of the arbitration, but the arbitrator's fees and costs shall be borne equally between the parties participating in the arbitration. The member or members of the panel of arbitrators each shall be familiar with the imaging and software industry.

          8.12 LICENSE AGREEMENT AND TECHNICAL AND MARKETING ASSISTANCE LETTER. Concurrently with the execution of this Agreement, the Company and the Investor shall enter into a License Agreement for certain patents and intellectual property and enter into a letter of understanding for mutual technical and marketing assistance with respect to product development, customization of products to local market, local marketing advice and assistance with protection of the other party's intellectual property rights.

          8.13 EFFECTIVE DATE. The "Effective Date" of this Agreement shall be March 10, 1997 (California time).

                       [signature page to follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  IMAGEWARE SOFTWARE, INC. a California
                                  Corporation

                                  By:  /s/ S. James Miller, Jr.
                                      ------------------------------------
                                      Name:  S. James Miller, Jr.
                                      Title: Chairman & CEO

                                  By:
                                      ------------------------------------
                                      Name:
                                      Title:

                                  ATLUS CO., LTD., a Japanese corporation


                                  By:  /s/ Naoya Harano
                                      ------------------------------------
                                      Name:  Naoya Harano
                                      Title: President

                  AMENDMENT TO SECURITIES PURCHASE AGREEMENT
                             AND LICENSE AGREEMENT

     THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND LICENSE AGREEMENT (the "Amendment"") is made and entered into effective as of August 17, 1998 by and between ImageWare Software, Inc., a California corporation (the "Company") and Atlus Co., Ltd., a Japanese corporation ("Atlus"), with reference to the following facts:

A. The Company and Atlus entered into the Securities Purchase Agreement (the"Securities Agreement") dated March 7, 1997, which grants to Atlus certain rights with respect to the Company's issuance of securities and other corporate actions taken by the Company, and the License Agreement dated March 7, 1997, as subsequently amended, (the "License Agreement"), which grants a license to certain intellectual property of the Company to Atlus.

B. The Company desires to offer (the "Offering") securities to raise investment capital pursuant to the terms of a Private Placement Memorandum dated on or about August 17, 1998, as may be amended or supplemented, and Atlus desires for the Company to conduct the Offering.

C. The Company and Atlus desire to amend certain provisions of the Securities Agreement and the License Agreement.

D. Atlus Dream Entertainment Co., Ltd., a subsidiary of Atlus, was a party to a lawsuit (the "Lawsuit") filed in the United States District court for the Central District of California against American Photo Booths, Inc., SNK Corporation of America and SNK Corporation entitled ATLUS DREAM ENTERTAINMENT CO., LTD. V. AMERICAN PHOTO BOOTHS, INC., SNK CORPORATION OF AMERICA AND SNK CORPORATION, Case No. CV 97-8707 WJR
     (RZx), relating to a patent licensed by the Company to Atlus pursuant to the terms of the License Agreement, which Lawsuit has been dismissed.

E. The Company and Atlus entered into a Litigation Costs Agreement (the "Litigation Costs Agreement") dated January 23, 1998 pursuant to which Atlus agreed to indemnify the Company for certain costs and fees related to the Lawsuit, and the Company and Atlus desire that the Company reimburse Atlus for such legal fees and costs.

F. The Company and Atlus desire that the Company assign to Atlus two patents owned by the Company and the Company obtain a license to use such technology in areas outside of photo booth entertainment applications.

     NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration the sufficiency of which the parties acknowledge, the parties agree as follows:

     1.   WARRANTS. Within thirty (30) days after the date of the closing
(the "Closing") of the Offering the Company shall issue to Atlus warrants
(the "Warrants") to purchase 430,000 shares of common stock of the Company at an exercise price per share which is equivalent to the price per share of the securities issued in the Offering. The Warrants shall be exercisable within five (5) years of the date of their issuance. Paragraph 1.3 of the Securities Agreement shall be deleted in its entirety and of no further effect as of the date of the Closing.

     2. CONSENT OF ATLUS. Atlus hereby consents to the Offering which will include the Company's issuance of securities with rights, privileges and preferences superior to the existing common and preferred stock of the Company. Atlus also consents to any and all changes or amendments to the Articles of Incorporation (including the Certificates of Determination) or Bylaws of the Company necessary for or related to the Offering and covenants that it will vote all of the voting securities of the Company over which it has the power to vote in favor of such changes or amendments. Atlus hereby ratifies its consent to any and all actions approved by the Board of Directors of the Company for which Atlus's consent was required pursuant to Paragraph 4.3 of the Securities Agreement. Paragraph 4.3 of the Securities Agreement shall be deleted in its entirety and of no further effect as of the date of this Amendment.

     3. RIGHT OF PARTICIPATION AND NOTICE. This Amendment shall be deemed to be notice by Atlus to the Company pursuant to Paragraphs 6.1 and 6.2 of the Securities Agreement that Atlus has elected not to participate in the Offering. Paragraphs 6.1, 6.2, 6.3 and 7 of the Securities Agreement shall be deleted in their entirety and of no further effect as of the date of the Closing.

     4. REIMBURSEMENT OF COSTS AND FEES. Within thirty (30) days after the Closing, the Company shall reimburse Atlus, in an amount not to exceed $125,000.00, for costs and fees incurred by the Company which relate to the Lawsuit for which Atlus has indemnified the Company pursuant to the terms of the Litigation Costs Agreement.

     5. ASSIGNMENT OF PATENTS. Within thirty (30) days after the Closing, the Company will assign to Atlus all of its right, title and interest in United States Patent No. 5,343,386 issued August 30, 1994, United States Patent No. 5,345,313 issued September 9, 1994, United States Patent No. 5,687,306 issued November 11, 1997, and all continuation applications accompanying such patents (collectively, the "Patents"). Prior to the assignment of the Patents hereunder, the Company and Atlus shall enter into a license agreement granting the Company a perpetual, worldwide, royalty-free right to use the technology underlying the Patents in areas outside of photo booth entertainment applications, which areas shall include the use of the technology for the creation of driver's licenses, passports and identification cards which can be dispensed from a kiosk. The License Agreement shall be amended to delete any and all references to the Patents.

     6. SECURITIES AGREEMENT AND LICENSE AGREEMENT. Except as amended herein, all other terms and conditions of the Securities Agreement and License Agreement shall remain in full force and effect.

     7. MUTUAL RELEASES. The Company, on the one hand, and Atlus, on the other, individually and collectively, for themselves and for their predecessors, successors, attorneys, representatives, and assignees, hereby fully and forever release and discharge the other, individually and collectively, and their present and former officers, directors, employees, representatives and attorneys, and predecessors, assignees and successors of each of them, from all claims, actions, causes of action, demands, cross-claims, counter-claims, obligations, contracts, indemnities, contributions, suits, debts, sums, accounts, controversies, rights, damages, costs, attorney's fees, losses, expenses and liabilities whatsoever, in law, equity or otherwise (contingent, accrued, mature, direct, derivative, subrogated, personal, assigned, discovered, undiscovered, inchoate or otherwise)(hereinafter "claims") which either may now have or have had or which may hereafter accrue, individually, collectively or otherwise in connection with, relating to or arising out of the Lawsuit, the Securities Agreement, the License Agreement, or any other event or occurrence having taken place before the date of this Amendment.

     This release does not apply to obligations undertaken or reaffirmed by a party hereto in the Section 1 through 5 above.

     8. WAIVER OF SECTION 1542 OF THE CIVIL CODE. Section 1542 of the California Civil Code provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     The Company and Atlus each expressly waive and relinquish any and all rights and benefits which it may have under, or which may be conferred upon it by the provisions of Section 1542 of the California Civil Code, as well as any other similar state or federal statute or common law principle, to the fullest extent it may lawfully waive such rights and benefits. The Company and Atlus are each aware that it may hereafter discover claims in addition to or different from those which it now knows or believes to exist, but it is its intention to release any such claim without knowing of its existence.
The Company and Atlus are each aware that it may hereafter discover facts in addition to or different from that which it now knows or believes to exist, relating to released claims, but it is its intention to release any such claim without knowing of such facts. This release shall remain in effect as a full, complete and mutual release of all claims notwithstanding the discovery hereafter of the existence of any presently unknown claims or facts.

     9. CHOICE OF LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to its choice of law rules.

     10. COUNTERPARTS. This Amendment may be executed in one or more counterparts (and by facsimile), each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and Atlus have executed this Amendment as of the date first written above.

                                         IMAGEWARE SOFTWARE, INC., a California
                                         corporation



                                         By: /s/ S. JAMES MILLER, Jr.
                                             ----------------------------------
                                              S. James Miller, President and
                                              Chief Executive Officer

                                         By: /s/ ANNE HOVERSTEN
                                             ----------------------------------
                                              Anne Hoversten, Secretary


                                         ATLUS CO., LTD, a Japanese corporation


                                         By: /s/ Naoya Harano
                                             ----------------------------------
                                             Naoya Harano, President

                                         By: /s/ Kunisuke Matsuki
                                             ----------------------------------
                                             Kunisuke Matsuki, Secretary